UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota 55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the Current Report on Form 8-K filed on February 19, 2015 with the Securities and Exchange Commission (the “SEC”), Sunshine Heart, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”) on February 18, 2015.

Pursuant to the Loan Agreement, the Bank agreed to make certain term loans to the Company in an aggregate principal amount of up to $10.0 million, comprised of: (i) a $6.0 million term loan, which was funded at the closing; (ii) subject to the achievement of a specified regulatory milestone that the U.S. Food and Drug Administration has granted interim analysis of the Company’s “C-Pulse Heart Assist System” product for the treatment of heart failure, an additional term loan totaling $2.0 million, available from February 18, 2015 to June 30, 2015 (the “Term B Loan”); and (iii) subject to the achievement of a specified clinical milestone that the Company has enrolled one hundred (100) patients in the aggregate in the Company’s “U.S. Counter HF” study in the United States in connection with the Company’s “C-Pulse Heart Assist System” product for the treatment of heart failure, an additional term loan totaling $2.0 million, available from February 18, 2015 to September 30, 2015.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on February 25, 2015, the Company achieved the regulatory milestone for the Term B Loan referred to above in February 2015.

On June 26, 2015, the Company borrowed an additional $2.0 million, constituting the Term B Loan under the Loan Agreement, and paid the Bank a commitment fee of 1% of the Term B Loan.

As a result of the funding of the Term B Loan, the Company must complete an equity financing resulting in unencumbered net cash proceeds in an amount of at least $20.0 million by March 31, 2016.

Upon the Bank funding the Term B Loan, the warrants to purchase shares of the Company’s common stock previously issued to the Bank and its affiliate in connection with entering into the Loan Agreement (the “Warrants”) automatically became exercisable for an additional number of shares equal to 6% of the amount of the Term B Loan divided by the lower of (each, a “Funding Shares Warrant Price”) (i) the closing price for a share of the Company’s common stock as reported on NASDAQ for the date on which the Term B Loan advance is made to the Company, and (ii) the average of the closing prices for a share of the Company’s common stock reported for the ten (10) trading days ending on the date of such Term B Loan advance, at an exercise price equal to such Funding Shares Warrant Price.

A description of the Loan Agreement and Warrants was included in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2015 and is incorporated by reference herein.  Such description and the description of the transactions described in this Item 2.03 do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and forms of Warrants, which were previously filed with the SEC as Exhibits 10.1, 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2015 and are incorporated by reference herein.

Item 3.02.   Unregistered Sales of Equity Securities

As previously disclosed in the Current Report on Form 8-K filed on February 19, 2015 with the SEC, the Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D under the Securities Act, in connection with the issuance of the Warrants in connection with the Loan Agreement. The Warrants and the shares of common stock issuable under the Warrants have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.  The other information called for by this item is contained in Item 2.03, which is incorporated by reference under this Item 3.02.

Item 8.01 Other Events.

On June 29, 2015, the Company issued a press release announcing the funding of the Term B Loan. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company dated June 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2015	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company dated June 29, 2015.